EXHIBIT (10)

PERFORMANCE-BASED

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is entered into and effective as of                        (the “Date of Grant”), by and between Ecolab Inc. (the “Company”) and                                (the “Grantee”).

A.                                  The Company has adopted the Ecolab Inc. 2005 Stock Incentive Plan, as amended (the “Plan”), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant restricted stock unit awards to certain employees of the Company and its Subsidiaries.

B.                                    The Company desires to give the Grantee an incentive to advance the interests of the Company by granting to the Grantee an award of restricted stock units pursuant to the Plan.

Accordingly, the parties agree as follows:

ARTICLE 1.                             GRANT OF AWARD.

The Company hereby grants to the Grantee a performance-based restricted stock unit award (the “Award”) consisting of                              units (the “Award Units”), each of which is a bookkeeping entry representing the equivalent in value of one share of the Company’s common stock, par value $1.00 per share (the “Common Stock”), according to the terms and subject to the restrictions and conditions hereinafter set forth and as set forth in the Plan.

ARTICLE 2.                             VESTING OF AWARD UNITS.

2.1                                Subject to adjustment as set forth in Section 2.2 below, the Award Units will become nonforfeitable (“Vested”) on December 31,          (the “Vesting Date”), provided that (a) the Committee has certified that the Company has achieved a level of average annual Return on Invested Capital (as defined below) of at least          percent for the three (3) year period from January 1,            to December 31,            (the “Performance Period”), and (b) the Grantee remains in continuous employ or service with the Company or any Subsidiary until the Vesting Date.

2.2                                The following chart sets forth the percentage of Award Units that will Vest based upon the Company’s achievement of the average annual Return on Invested Capital for the Performance Period:

Average Annual Return on Invested Capital Level	Award Units Vested (as a % of Award Units Awarded)
Threshold Level — [ %]	40%
Maximum Level — [ %]	100%

The actual percentage of Award Units that will Vest based upon the Company’s achievement of average annual Return on Invested Capital between the Threshold Level and Maximum Level will be interpolated on a straight line basis, with the corresponding number of Vested Award Units resulting from such determination rounded up to the next whole Award Unit.  In the event that the average annual Return on Invested Capital is below the Threshold Level, no Award Units will Vest.

2.3                                The Committee shall certify the level of average annual Return on Invested Capital during the Performance Period and the percentage of Award Units Vested as provided in Section 2.2 above by no later than March 1,           .

2.4                                The Committee may adjust the calculation of Return on Invested Capital applicable to the Award Units to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the Securities and Exchange Commission by the Company.  Further, the actual number of Award Units that become Vested based upon achieving the specified level of average annual Return on Invested Capital during the Performance Period may be adjusted by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable.

2.5                                For the purposes of this Agreement, Return on Invested Capital is defined as “Net Operating Profit After Taxes” divided by “Invested Capital.”  Net Operating Profit After Taxes is defined as the Company’s operating income multiplied by 1 minus the Company’s effective tax rate, each as reported by the Company over the Performance Period.  Invested Capital is defined as the Company’s (a) total assets less cash and cash equivalents, minus (b) total liabilities less short-term and long-term debt, each as reported by the Company over the Performance Period.

ARTICLE 3.                             SETTLEMENT OF VESTED AWARD UNITS.

Except as may otherwise be provided in Section 5.2 below, Vested Award Units will be paid to the Grantee by no later than March 15,             .  Such Award Units will be paid to the Grantee in shares of Common Stock (such that one Award Unit equals one share of Common Stock), provided that the Company will have no obligation to issue shares of Common Stock pursuant to this Agreement unless and until the Grantee has satisfied any applicable tax obligation pursuant to Article 9 below and such issuance otherwise complies with all applicable law.  Prior to the time the Vested Award Units are settled, the Grantee will have no rights other than those of a general creditor of the Company.  The Award Units represent an unfunded and unsecured obligation of the Company.

ARTICLE 4.                             GRANT RESTRICTIONS.

4.1                                Transferability.  Any attempt to transfer, assign or encumber the Award Units other than in accordance with this Agreement and the Plan will be null and void.

4.2                                Dividends and Other Distributions.  Except as described in Article 6 of this Agreement, the Grantee will have no right to receive dividends or distributions with respect to Award Units.

ARTICLE 5.                             TERMINATION OF EMPLOYMENT OR OTHER SERVICE; CHANGE IN CONTROL.

5.1                                Termination of Employment or Other Service.

(a)                                  If the Grantee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee’s death or Disability prior to the Vesting Date, then the Grantee will be deemed to have been in the continuous employ or service with the Company or any Subsidiary until the Vesting Date for purposes of Section 2.1(b) hereof.

(b)                                 If the Award has been outstanding for at least six months from the Date of Grant and the Grantee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee’s Retirement prior to the Vesting Date, then the Grantee will be deemed to have been in the continuous employ or service with the Company or any Subsidiary until the Vesting Date for purposes of Section 2.1(b) hereof.

(c)                                  If the Grantee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than Retirement, death or Disability prior to the Vesting Date as set forth in Sections 5.1(a) and (b) above, then this Award and all rights of the Grantee under this Agreement will immediately terminate without notice of any kind.

5.2                                Change in Control.  In the event of a Change in Control prior to the Vesting Date and the Award has been outstanding for at least six months from the Date of Grant, all restrictions applicable to Award Units will immediately lapse and terminate and the Award Units will become fully Vested on the date of the Change in Control as if the Maximum Level of the Return on Invested Capital had been achieved by the Company and will be settled on or as soon as reasonably practicable after the date of the Change in Control.

5.3                                Effects of Actions Constituting Cause.  Notwithstanding anything in this Agreement to the contrary, in the event that the Grantee is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Grantee’s employment with the Company or any Subsidiary, all rights of the Grantee under the Plan and this Agreement shall terminate and be forfeited without notice of any kind.  The Company may defer the settlement of the Award Units for up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

ARTICLE 6.                             ADJUSTMENTS.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities subject to this Award.

ARTICLE 7.                             RIGHTS AS A STOCKHOLDER.

The Grantee will have no rights as a stockholder with respect to any of the Award Units until the Award Units are settled upon vesting and the Grantee becomes the holder of record of Common Stock.  Except as provided for in Article 6, no adjustments will be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Grantee becomes the holder of record of Common Stock.

ARTICLE 8.                             EMPLOYMENT OR SERVICE.

Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Grantee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Grantee in any particular position at any particular rate of compensation or for any particular period of time.

ARTICLE 9.                             WITHHOLDING TAXES.

The Company has the right to deduct or cause to be deducted from, or collect or cause to be collected, with respect to the taxation of any Award Units, any federal, state or local taxes required by the laws of the United States or any other country to be withheld or paid with respect to the Award Units, and the Grantee or its legal representative or beneficiary will be required to pay any such amounts. By accepting this Award, the Grantee hereby consents and directs the Company or its third party administrator to withhold or sell the number of shares of Common Stock underlying the number of Award Units from the Award as the Company, in its sole discretion, deems necessary to satisfy such withholding requirements.

ARTICLE 10.                       PERFORMANCE-BASED COMPENSATION.

Any payment of Common Stock received for the Vested Award Units is intended to be exempt from the provisions of 162(m) of the Internal Revenue Code as “performance-based” compensation, and no action will be taken which would cause such payment to fail to satisfy the requirements of such exemption.

ARTICLE 11.                       AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION.

The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data by and among, as applicable, the Company for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Award Units and/or shares of Common Stock held and the details of all Award Units or any other entitlement to shares of Common Stock awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Grantee’s participation in the Plan (the “Data”).  The Grantee understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative or the Company’s stock plan administrator.  The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Award Units under the Plan or with whom shares of Common Stock acquired pursuant to the vesting of the Award Units or cash from the sale of such shares may be deposited.  Furthermore, the Grantee acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Grantee’s participation in the Plan.  The Grantee understands that the Grantee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting the Grantee’s local human resources representative or the Company’s stock plan administrator in writing.  The Grantee further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Award Units, and the Grantee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative or the Company’s stock plan administrator.

ARTICLE 12.                       SUBJECT TO PLAN.

12.1                          Terms of Plan Prevail.  The Award and the Award Units granted pursuant to this Agreement have been granted under, and are subject to the terms of, the Plan.  The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the event that any provision in this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

12.2                          Definitions.  Unless otherwise defined in this Agreement, the terms capitalized in this Agreement have the same meanings as given to such terms in the Plan.

ARTICLE 13.                       MISCELLANEOUS.

13.1                          Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.

13.2                          Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota without regard to conflicts of law provisions.  Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

13.3                          Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Award and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award and the administration of the Plan.

13.4                          Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

13.5                          Captions.  The Article, Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and are not to be deemed to limit or otherwise affect any of the provisions of this Agreement.

13.6                         Electronic Delivery and Execution.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Incentive Award made or offered under the Plan. The Grantee understands that, unless revoked by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Grantee also understands that the Grantee will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that the Grantee’s electronic signature is the same as, and will have the same force and effect as, the Grantee’s manual signature. The Grantee consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

13.7                         Address for Notice.  All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters.  Notices to the Grantee shall be addressed to the Grantee at the address as from time to time reflected in the Company’s or Subsidiary’s employment records as the Grantee’s address.

13.8                         Severability.  In the event that any provision in this Agreement, shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

13.9                         Appendix.  Notwithstanding any provision of this Agreement to the contrary, this grant of Award Units and the shares of Common Stock acquired under the Plan shall be subject to any and all special terms and provisions,  if any, as set forth in the Appendix for the Grantee’s country of residence